EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), David M. Demski, Chief Executive Officer, and Daniel T. Scavilla, Executive Vice President, Chief Financial Officer, and Chief Commercial Officer of Globus Medical, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2018 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 8, 2018	/s/ DAVID M. DEMSKI
David M. Demski
Chief Executive Officer

Dated:	November 8, 2018	/s/ DANIEL T. SCAVILLA
Daniel T. Scavilla
Executive Vice President
Chief Financial Officer
Chief Commercial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.